Exhibit 14.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Golden Oak Michigan Tax Free Bond Portfolio/Federated Michigan Intermediate Municipal Trust of our report for the Federated Michigan Intermediate Municipal Trust, dated October 16, 2003, for the year ended August 31, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
July 19, 2004